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                                                                     EXHIBIT 21


           The following are significant subsidiaries of the Company:


       Name                       Jurisdiction      Also "doing business as"

Dollar Rent A Car                   Oklahoma
Systems, Inc.


Thrifty Rent-A-Car                  Oklahoma        One franchise in Louisville,
System, Inc.                                        KY is doing business as
                                                    "Drivewise"

Thrifty Car Rental Finance          Oklahoma
Corporation